As filed with the Securities and Exchange Commission on
                  September 13, 1999
                                   Registration No. 333-________
________________________________________________________________

          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
        _______________________________________
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

                 CENTRAL BANCORP, INC.
-----------------------------------------------------------
(Exact Name of Registrant as Specified in Its Charter)

      MASSACHUSETTS                           04-3447594
-------------------------------           --------------------
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)            Identification No.)

                     399 HIGHLAND AVENUE
                SOMERVILLE, MASSACHUSETTS 02144
                        (617) 628-4000
        ------------------------------------------
         (Address of Principal Executive Office)

CENTRAL BANCORP, INC. 1999 STOCK OPTION AND INCENTIVE PLAN
----------------------------------------------------------
                 (Full Title of the Plan)

               John D. Doherty, President
                  Central Bancorp, Inc.
                   399 Highland Avenue
             Somerville, Massachusetts 02144
                     (617) 628-4000
        ----------------------------------------
        (Name and Address of Agent for Service)

                    (617) 628-4000
---------------------------------------------------------------
(Telephone Number, Including Area Code, of Agent For Service)

                       COPIES TO:
                 HARRY K. KANTARIAN, ESQUIRE
                 DANIEL L. HOGANS, ESQUIRE
           HOUSLEY KANTARIAN AND BRONSTEIN, P.C.
             1220 19TH STREET, N.W., SUITE 700
                   WASHINGTON, D.C.  20036
                      (202) 822-9611

            CALCULATION OF REGISTRATION FEE

                             CALCULATION OF REGISTRATION FEE
================================================================================================
Title Of Securities     Proposed Maximum   Proposed Maximum      Amount of
     To Be                Amount To Be      Offering Price   Aggregate Offering   Registration
  Registered               Registered        Per Share            Price               Fee
------------------------------------------------------------------------------------------------
Common Stock,
 $1.00 per share        97,500 (1)        $22.00 (2)         $2,145,000 (2)        $596.31

================================================================================================

(1) Maximum number of shares issuable under the Central Bancorp, Inc. 1999 Stock Option and Incentive Plan (97,500 shares), as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) 97,5000 shares are being registered hereby, none of which are currently under option. Pursuant to Rules 457(h) and 457(c), the offering price for purposes of calculating the registration fee is the average of the high and low selling price on September 10, 1999 of $22.00 per share ($2,145,000 in the aggregate).

  THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933.

                        PART I

 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

     *This Registration Statement relates to the registration of 97,500 shares of Common Stock, $1.00 par value per share, of Central Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Central Bancorp, Inc. 1999 Stock Option and Incentive Plan. Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, accordingly, files periodic reports and other information with the SEC. Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The address for the SEC's Web site is "http://www.sec.gov".

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (Commission File No. 0-25251);

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999 (Commission File No. 0-25251);
and

     (c) The description of the Company's securities contained in this Company's Registration Statement on Form 8-A as declared effective by SEC on January 8, 1999.

     ALL DOCUMENTS FILED BY THE COMPANY AND THE STOCK OPTION PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

     Not applicable, as the common stock is registered under
Section 12 of the Securities and Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

     The Company and its principal subsidiary Central Co-operative Bank (the "Bank") indemnify their respective directors and officers to the extent permitted under the Massachusetts General Laws. The Amended Charter of the Bank provides that its directors and officers shall, and in the discretion of the Board of Directors, any other person may, be indemnified by the Bank against liabilities and expenses arising out of services performed of or on behalf of the Bank. The Amended Charter of the Bank further provides that such indemnification will not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Bank.

     The Company's Articles of Organization provides for indemnification of the Company's officers and directors as follows:

     The Corporation shall indemnify each director or officer of the Corporation to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he is or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of a subsidiary of the Corporation, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by a subsidiary of the Corporation, or is or was serving another enterprise in any such capacity at the written request of the Corporation. To the extent authorized at any time by the Board of Directors of the Corporation, the Corporation may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article VI(H) or applicable laws. In no event, however, shall the Corporation indemnify any director, officer, or other person hereunder with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Corporation or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this
Article VI(H). The provisions of this Article VI(H) shall be applicable to persons who shall have ceased to be directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. Nothing herein shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not applicable.

ITEM 8.  EXHIBITS
------

     The exhibits scheduled to be filed as part of this registration statement are as follows:

  5.1         Opinion of Housley Kantarian & Bronstein, P.C.
              as to the legality of the Common Stock being registered

  23.1   Consent of KPMG LLP

  23.2   Consent of Housley Kantarian & Bronstein, P.C.
         (appears in their opinion filed as Exhibit 5.1)

  24.1 Power of Attorney (contained in the signature page to this Registration Statement)

  99.1   Central Bancorp, Inc. 1999 Stock Option and
         Incentive Plan

  99.2   Form of Stock Option Agreements entered into with
         Optionees with respect to Incentive Stock Options and Non-Incentive Stock Options granted under the Stock Option and Incentive Plan

  99.3   Form of Stock Option Agreements entered into with
         Optionees with respect to Non-Incentive Stock Options granted under the Stock Option and Incentive Plan

  99.4   1999 Amendment to Central Bancorp, Inc. 1999 Stock
         Option and Incentive Plan

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

              (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii)  To include any additional or changed
material information on to the plan of distribution; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from the periodic reports filed by the small business issuer under the Securities Exchange Act of 1934.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Somerville, State of Massachusetts, on this 13th day of September, 1999.

                        CENTRAL BANCORP, INC.

                        By:/s/ John D. Doherty
                           ---------------------------------
                           John D. Doherty, President
                           and Chief Executive Officer
                           (Duly Authorized Representative)

                   POWER OF ATTORNEY

     We, the undersigned Directors of Central Bancorp, Inc., hereby severally constitute and appoint John D. Doherty with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John D. Doherty may deem necessary or advisable to enable Central Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Central Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John D. Doherty shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signatures                       Title                          Date
    ----------                       -----                          ----
/s/ John D. Doherty           President, Chief Executive Officer  September 13, 1999
----------------------------  and Director
John D. Doherty

/s/ Paul S. Feeley            Principal Financial and             September 13, 1999
----------------------------  Accounting Officer
Paul S. Feeley

/s/ Joseph R. Doherty         Chairman of the Board               September 13, 1999
----------------------------
Joseph R. Doherty

/s/ Terence D. Kenney         Senior Vice President and Director  September 13, 1999
----------------------------
Terence D. Kenney

/s/ Gregory W. Boulos         Director                            September 13, 1999
----------------------------
Gregory W. Boulos

/s/ George L. Doherty, Jr.    Director                            September 13, 1999
----------------------------
George L. Doherty, Jr.

/s/ John F. Gilgun, Jr.       Director                            September 13, 1999
----------------------------
John F. Gilgun, Jr.

/s/ John G. Quinn             Director                            September 13, 1999
----------------------------
John G. Quinn

/s/ Marat E. Santini          Director                            September 13, 1999
----------------------------
Marat E. Santini

                   INDEX TO EXHIBITS




Exhibit     Description
-------     -----------

  5.1       Opinion of Housley Kantarian & Bronstein, P.C.
            as to the legality of the Common Stock being registered

 23.1       Consent of KPMG LLP

 23.2       Consent of Housley Kantarian & Bronstein, P.C.
            (appears in their opinion filed as Exhibit 5.1)

 24.1 Power of Attorney (contained in the signature page to this Registration Statement)

 99.1       Central Bancorp, Inc. 1999 Stock Option and
            Incentive Plan

 99.2       Form of Stock Option Agreements entered into with
            Optionees with respect to Incentive Stock Options and regarding Non-Incentive Stock Options granted under the Stock Option Plan

 99.3       Form of Stock Option Agreements entered into with
            Optionees with respect to Non-Incentive Stock
            Options granted under the Stock Option and Incentive
            Plan

 99.4       1999 Amendment to Central Bancorp, Inc. 1999 Stock
            Option and Incentive plan